Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Flex Fuels Energy, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 12, 2007, relating to the consolidated financial statements of Flex Fuels Energy, Inc.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Stoy Hayward
London

February 28, 2008